UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 25, 2021

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota			001-3034	41-0448030
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota		55401
(Address of Principal Executive Offices)				(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2021, Ben Fowke, Executive Chairman of Xcel Energy Inc. (“Xcel Energy”), notified Xcel Energy that he will retire from the Xcel Energy Board of Directors (the “Board”) and as Executive Chairman effective December 31, 2021. After retiring as Xcel Energy’s Chief Executive Officer in August 2021, Mr. Fowke agreed to serve on the Board as Executive Chairman for a transition period, focusing on national energy policy and working closely with Xcel Energy President and Chief Executive Officer, Robert Frenzel. On October 27, 2021, the Board determined that, effective December 31, 2021 and upon Mr. Fowke’s retirement as Executive Chairman, Mr. Frenzel will assume the role of Chairman of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2021	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY L. SCHNEIDER
Amy L. Schneider
Vice President, Corporate Secretary and Securities